Abstract

Introduction: Hyaluronic acid, a ubiquitously expressed polysaccharide, is of great interest in the bioengineering and regenerative medicine communities for use as an off-the-shelf biomaterial. In this study, cross-linked carboxymethylated hyaluronic acid (CMHA-S)-based film strips were utilized to provide a sustained release of recombinant human growth hormone (rHGH) and facilitate the repair and regeneration of damaged ocular tissues. Our purpose was to test the hypothesis that CMHA-S strips, with and without loaded rHGH, are biocompatible in vivo and can be securely and safely retained in the eye for the treatment of corneal epithelial chemical burns.

Methods: The nictitating membranes of 30 New Zealand white rabbits (~3.0 kg) were removed 3 wks prior to wound creation and strip placement. Burns 5.5 mm in diameter were created by placing a circular filter paper soaked in 1N NaOH centrally onto the cornea for 30 seconds. Wounds were immediately rinsed with sterile buffered saline, and the eye evaluated using the McDonald-Shadduck ophthalmic exam and fluorescein staining. Animals were randomly grouped (n=5 per group) for treatment with control CMHA-S strips or with CMHA-S strips containing 50 or 150 µg/strip of rHGH. At one and two weeks post strip placement, eyes were evaluated by slit lamp and in vivo confocal microscopy. Corneal histology was performed using H&E and Masson's Trichrome stain.

Results:. Upon re-hydration, CMHA-S strips exhibited swelling to yield a clear soft oblong strip of ~4 mm wide by ~15 mm long, able to be manipulated with forceps and placed into the lower eye cul-de-sac. All strips were retained in the eye for a minimum of 96 hrs, with a maximum retention time of 14 days post placement. Wounds treated with rHGH loaded films exhibited a trend in faster wound closure compared to those treated with unloaded strips. Loaded and unloaded strips were biocompatible and did not reveal any pathological effects to the eye or surrounding tissues clinically or on histopathology.

Conclusions: CMHA-S film strips are biocompatible and easily retained in the ocular cul-de-sac. Furthermore, when compared to unloaded strips, the rHGH-loaded strips are capable of modulating the re-epithelialization of acute corneal burns. These results advance the overall efforts to develop the first FDA-approved ocular pharmaceutical indicated for corneal wound healing.

Introduction and Objectives

- The Cornea
  - Outermost Eye Layer
  - Avascular and Translucent
  - Physical/UV Protection
  - Oxygen Exchange
  - 75% total focusing power
  - Susceptible to injury
- Five Corneal Layers
  - Epithelium
  - Bowman's Layer
  - Stroma
  - Descemet's Membrane
  - Endothelium



Cornea
Layers of the Cornea

http://www.nei.nih.gov

- There are no marketed products available for the highly unmet medical need of treating the reported series of 432 eyes with combat ocular trauma[1,2] that occurred during Operation Iraqi Freedom and Operation Enduring Freedom.
- Given that ~71% of all battlefield injuries occur to the extremities,[3] the self-administration of topical drops to eyes is often difficult leading to the need for the developed CMHA-S sustained delivery system.[4]



Rose Bengal Stained CMHA-S Strip

- In this study, we examine the feasibility, safety and efficacy of using the CMHA-S strip system of cross-linked hyaluronic acid in a rabbit model of wound healing.[5]
- We also examined the use of the system when incorporated with recombinant human growth hormone (rHGH).



Cross-linked CMHA-S

- rHGH has been shown to facilitate corneal wound healing in vitro.[5]
- We aim to determine the effectiveness of this treatment on the ocular surface in an alkali burn model of ocular a wound healing.
- <u>Goal</u>
  - ➢ Establish and test the CMHA-S strip system containing rHGH in an alkali burn model of ocular wound healing.
- <u>Future Deliverable</u>
  - ➢ An approved pharmaceutical for ocular wound treatment.

Methods

Nictitating Membrane Removal

1. Lidocaine injected into the membrane.
2. Membrane excised (Westcott scissors).



Chemical Burn Creation

5.5 mm NaOH (1N) chemical burn 3 weeks post NM removal



Whatman® Filter Paper

CMHA-S Strip Placed

Fluorescein stained burn with cul-de-sac strip placement.



Post Injury Analysis

- White light images
- Fluorescein images
- In vivo confocal microscopy
- Optical coherence tomography (OCT)
- H&E staining (Day 14)
- Masson's trichrome staining (Day 14)

Results

Figure 1. All CMHA-S strips retained in the cul-de-sac for 5 days. CMHA-S strips with or without rHGH (50 or 150 µg/strip; n=5 per group) were placed in the cul-de-sac and monitored daily. Strips were retained in the eye and did not dissolve 5 days post placement. After day 5, some strips dislodged, but the majority remained up to 11 days post placement.



Day 1
Day 2
Day 3
Day 4
Day 5
Fluorescein Stained CMHA-S Strip



White Light
Fluorescein
In Vivo Confocal
Cornea Surface Histology
Trichrome
H&E
Untreated
CMHA-S + rHGH
60 µm
60 µm
50 µm
20 µm
20 µm

Figure 2. No pathology observed as a result of CMHA-S strip placement. One week after the placement of CMHA-S HA strips, slit lamp, fluorescein, and confocal images were taken. Two weeks after strip placement, tissues were harvested and processed. Trichrome and H&E staining of the cornea epithelium revealed no pathology two weeks post strip placement.

Figure 3. Characterization of the alkali burn model. Two weeks after corneal burn creation and strip placement, tissues were harvested, processed, and stained with Trichrome (A), H&E (B) and picrosirius red stain (C). Histology revealed a thin corneal epithelial layer and abnormal collagen structure in the burned corneas confirming corneal damage observed by fluorescein.



A.
B.
C.
20 µm
20 µm
No Burn
NaOH Burn
200 µm
200 µm



rHGH Release (µg)
Time (Hours)
0 µg
75 µg
150 µg
***

Figure 4. rHGH is consistently released over time from CMHA-S strips in vitro. Strips loaded with rHGH (75 or 150 µg/ strip) were placed in human corneal epithelial cell (HCEC) defined media (Gibco). Samples (N=3) of media (0-120 h) were flash frozen at the indicated time points and analyzed for rHGH via ELISA. Results revealed a significant (2-way ANOVA with Bonferonni-Holms correction for pairwise corrections., ***$p<0.001$) and sustained release of rHGH (µg) from the CMHA-S films over time compared to unloaded strips at both doses.

Figure 5. rHGH modulates wound healing . On Day 1 and Day 14 after the creation of a corneal alkali burn and the placement of CMHA-S HA strips either loaded or unloaded with rHGH (50 or 150 µg), white light, fluorescein, and confocal images were taken. Results revealed a decrease in the overall size of the corneal epithelial defect when observing the wounds by fluorescein staining. Confocal images (not shown) taken on Day 14 post corneal alkali burn creation reveal epithelial and stromal damage as a result of the corneal alkali burn, but the in vivo confocal imaging technique could not penetrate past the wound.



Day 1 NaOH Burn
Day 14 NaOH Burn
CMHA-S
CMHA-S + 50 µg rHGH
CMHA-S + 150 µg rHGH

Results

Figure 6. Optical coherence tomography (OCT) analysis of alkali ocular burns. Further analysis of the burns by OCT revealed that the corneal thickened between Day 1 and Day 14 post burn. By Day 14, edema and inflammation can be seen in the cornea (arrow).



Day 1 NaOH Burn
Day 14 NaOH Burn
1000 µm
1000 µm

Conclusions

- Nictitating membrane removal was successful without complications and completely healed 3 weeks post surgery.
- CMHA-S strips are a biocompatible corneal wound treatment option capable of remaining in the cul-de-sac.
- No corneal or ocular pathology was associated with the use of CMHA-S strips on ocular alkali burns.
- CMHA-S strips utilized in conjunction with other treatments such as rHGH may be a suitable treatment for ocular wounds resulting in an increase in wound healing.

Future Directions

- Further determine how CMHA-S strips containing therapeutics affect ocular alkali burns in our animal model.
- Incorporate other growth factors like rHGH into the CMHA-S strips as a therapeutic for ocular surface wounds.
- Establish a dose ranging assay for determining the safety and efficacy of therapeutics being released from CMHA-S strips.
- Assist in the FDA approval process for the use of pharmaceuticals in the treatment of ocular wounds.

Acknowledgements

The authors would like to gratefully acknowledge Mr. André Akers for assistance in obtaining professional photographic images and SGT Thomas-Benson for her technical assistance in conducting these studies. CPT Gina L. Griffith, Dr. David O. Zamora, and Dr. Anthony J. Johnson are employees of the U.S. government and this work was prepared as part of their official duties. This work was funded in part by Jade's SBIR (W81WH-14-C0025). Jade Therapeutics is developing CMHA-S for clinical use. Jade is a wholly owned subsidiary of Eyegate Pharmaceuticals, Inc. This work was also supported by the U.S. Army Medical Research and Materiel Command (MRMC) Clinical and Rehabilitative Medicine Research Program.

Disclaimer

The opinions and assertions contained herein are the private views of the authors and are not to be construed as official or reflecting the views of the Department of Defense or the Department of the United States Army. This research was funded by the U.S. Army Medical Research and Materiel Command. This study was conducted under a protocol reviewed and approved by the US Army Medical Research and Materiel Command Institutional Animal Care and Use Committee (IACUC) and in accordance with the approved protocol. This study has been conducted in compliance with the Animal Welfare Act, the implementing Animal Welfare Regulations and in accordance with the principles of the Guide for the Care and Use of Laboratory Animals.

References

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2. Weichel, E.D., Colyer, M.H., Ludlow, S.E., Bower, K.S. & Eiseman, A.S. Combat ocular trauma visual outcomes during Operations Iraqi and Enduring Freedom. *Ophthalmology* 115, 2235-2245 (2008).
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